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                              CONTRACT BENEFIT DATA

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
Contract Number                                                          : [99-9999999]

Rider Effective Date                                                     : [July 1, 2002]

Annuitant                                                                : [Abraham Lincoln]

Age Nearest Birthday                                                     : [65]

Sex                                                                      : [Male]

Secondary Life                                                           : [Mary Todd Lincoln]

Age Nearest Birthday                                                     : [62]

Sex                                                                      : [Female]

Initial Periodic Income Payment                                          : [$411.26]

Initial Guaranteed Income Benefit                                        : [$205.63]

Initial Guaranteed Income Benefit Limit                                  : [$411.26]

Initial Periodic Income Payment Mode                                     : [Monthly]

Initial Periodic Income Payment Date                                     : [July 1, 2002]

Periodic Income Commencement Date                                        : [June 17, 2002]

Access Period                                                            : [15 Years]

Guaranteed Income Benefit Percent                                        : [50%]

Assumed Interest Rate                                                    : [3.00%]

Rider Option Election                                                    : [Enhanced Guaranteed Minimum Death
                                                                           Benefit with Guaranteed Income Benefit
                                                                           Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
--------------------
[Account Value Death Benefit
   without Guaranteed Income Benefit Option                              : [2.15%]]

[Account Value Death Benefit
   with Guaranteed Income Benefit Option                                 : [3.15%]]

[Annual Step-Up Death Benefit
   without Guaranteed Income Benefit Option                              : [2.15%]]

[Annual Step-Up Death Benefit
   with Guaranteed Income Benefit Option                                 : [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option                              : [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit                                        : [3.15%]]

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
After Access Period
-------------------
[Account Value Death Benefit
   without Guaranteed Income Benefit Option                              : [2.15%]]

[Account Value Death Benefit
   with Guaranteed Income Benefit Option                                 : [3.15%]]

[Annual Step-Up Death Benefit
   without Guaranteed Income Benefit Option                              : [2.15%]]

[Annual Step-Up Death Benefit
   with Guaranteed Income Benefit Option                                 : [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option                              : [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit Option                                 : [3.15%]]


Enhancement Amount
   Death occurring prior to first Contract Anniversary                   : [To be determined]

   Death occurring after first Contract Anniversary                      : [To be determined]


[Note: Any reference in this Rider to Purchase Payments means Gross Purchase Payments.]


Initial Subaccount Allocation Plan                                       : [30%] [fund name 1]
                                                                         : [10%] [fund name 2]
                                                                         : [60%] [fund name 3]


                               [Persistency Credit

[Quarterly] Persistency Credit                                           : [0.000%]
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During the Access Period, a Persistency Credit, if one is determined to be payable according to the calculation described below, is paid into the Contract beginning [three] months after the [30th] anniversary of the Contract Date and at the end of each subsequent [three-month] period thereafter.

The amount of the Persistency Credit is calculated by multiplying the Account
Value, less any Purchase Payments that have not been invested in the Contract for minimum of [30] years, by the [quarterly] Persistency Credit percentage shown on the Contract Benefit Data page(s). The Persistency Credit will be allocated to the Variable Subaccount(s) and/or Fixed Account(s) of the Contract in proportion to the value in each Variable Subaccount(s) and/or Fixed
Account(s) at the time the Persistency Credit is paid into the Contract. The
Persistency Credits will purchase accumulation units from the Variable
Subaccounts at the accumulation unit values as of the Valuation Date the Persistency Credits are paid into the Contract.]


          [Waiver of Contingent Deferred Sales Charge/Surrender Charge

During the Access Period, Contingent Deferred Sales Charge/Surrender Charge, if any, as specified in the Surrender Option section and, if applicable the Contingent Deferred Sales Charge section of the Contract, will not apply to:

     (1)  Periodic Income Payments.

     [[(2)] Withdrawals of up to [5%] of Purchase Payments in a Contract Year where the percentages are based upon the total Purchase Payments to the Contract at the time of the current Withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn during the Contract
     Year does not exceed this [5%] maximum.]

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     [[(3)] Withdrawals of up to [5%] of Account Value in a Contract Year where the percentages are based upon the Account Value at the time of the current
     Withdrawal, to the extent that the sum of the percentages of the Account
     Value withdrawn during the Contract Year does not exceed this [5%]
     maximum.]

     [[(4)] A surrender or Withdrawal of any Purchase Payment [as a result of]
     [or] [received more than 12 months prior to the onset of] the "permanent and total disability" of [an Owner] [the Annuitant], as defined in section
     22(e) of the Internal Revenue Code. Permanent and total disability must occur subsequent to the Contract Date, as shown on the contract data page(s), and prior to the 65th birthday of the disabled [Owner]
     [Annuitant.]]

     [[(5)] A surrender or Withdrawal of any Purchase Payment [as a result of]
     [or] [received more than 12 months prior to] the admittance of [an Owner]
     [the Annuitant], into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract
     Date, as shown on the contract data page(s), and continue for 90 consecutive days prior to the surrender or Withdrawal.]

     [[(6)] A surrender or Withdrawal of any Purchase Payment [as a result of]
     [or] [received more than 12 months prior to the diagnosis of] a terminal illness of [an Owner] [the Annuitant]. Diagnosis of the terminal illness must be subsequent to the Contract Date, as shown on the contract data
     Page(s), and result in a life expectancy of less than [12 months], as determined by a qualified professional medical practitioner.]

     [[(7)] A surrender as a result of the death of [an Owner or] the Annuitant.]

The Contingent Deferred Sales Charge/Surrender Charge, if any, will be waived only if LNL is in receipt of proof, satisfactory to LNL, of the exception.
Periodic Income Payments will be withdrawn from Purchase Payments on a "first-in, first-out" (FIFO) basis.]


                       [Death Benefit Upon Termination of
                            Periodic Income Payments

If the Account Value Death Benefit is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

[the current Account Value as of the Valuation Date on which the death claim is approved by LNL for payment.]

                                      [OR]

[the greater of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or

     (2) the sum of all Purchase Payments decreased proportionally by all Periodic Income Payments and all Withdrawals, including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date.]

                                      [OR]

[the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or

     (2) the sum of all Purchase Payments, decreased proportionally by all Periodic Income Payments and all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or

     (3)  the highest Contract Value or Account Value on the date Periodic
          Income Payments are terminated or on [every 10th] Contract Date anniversary occurring on or after the date Periodic Income Payments are terminated (determined before the allocation of any Purchase
          Payments on that Contract Date anniversary) and prior to the [70th] birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNL
          Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase
          Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased proportionally by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.]

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If the [EGMDB] [or] [Annual Step-Up Death Benefit] is the Death Benefit in
effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or

     (2) the sum of all Purchase Payments, decreased proportionally by all Periodic Income Payments and all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or

     (3)  the highest Contract Value or Account Value on the Contract Date or
          [every 10th] Contract Date anniversary occurring on or after the Valuation Date the EGMDB/Annual Step-Up Death Benefit is effective on the Contract, (determined before the allocation of any Purchase
          Payments on that Contract Date anniversary) and prior to the [70th] birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNL
          Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase
          Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased proportionally by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.]